                                                                     Exhibit 4.1

This Note has not been registered under the Securities Act of 1933. This Note has been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration under the Act is not required.

          A purchaser of the securities offered herein must bear the economic risk of the investment for an indefinite period of time because the securities have not been registered under applicable securities laws of Texas and therefore cannot be resold unless they are subsequently registered or an exemption from registration is available. Purchasers in Texas must agree in writing not to sell the securities without registration under applicable securities laws or an exemption therefrom. Any action contrary to these restrictions may place the purchaser and the issuer in violation of the Texas Securities Act.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER THE SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR AN EXEMPTION THEREFROM.


                                October 5, 1994

                             FUTRONIX CORPORATION
                             --------------------

                        7% Subordinated Promissory Note
                        -------------------------------

          Futronix Corporation (hereinafter called the "Company"), a Texas corporation, for value received, hereby promises to pay to ___________________________________, subject to the conditions hereinafter stated, the principal sum of $______ in four equal annual installments commencing on the 1st day of October of each year from 1999 through 2002, and to pay interest on the unpaid principal amount outstanding from time to time hereunder from the date of this Note until payment in full of all amounts due hereunder at an annual rate of 7%. Such interest shall be payable quarterly, beginning on the first day of January 1995, and continuing on the first day of April, July, October, and January of each year until payment in full of all amounts due hereunder. Payments of principal and interest shall be made in lawful money of the United States of America at the company's principal office in Houston, Harris County, Texas.

                                   ARTICLE I
                                   ---------

                                 Subordination
                                 -------------

          1.1. The Company, for itself, its successors and assigns, covenants and agrees, and the holder of this Note, by its acceptance hereof, for itself, its successors and assigns, likewise covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (hereinafter defined):

                A. No payment on account of principal or interest on this Note shall be made unless full payment of amounts then due for principal, premium, if any, and interest on all Senior Indebtedness has been made in cash. No payment on account of principal or interest on this Note shall be made if, at the time of such payment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement pursuant to which any such Senior Indebtedness is issued any default as to which a notice of default or acceleration of the due date has been received by the Company within 30 days after the occurrence of such default, and such default shall not have been cured or waived or shall not have ceased to exist.

                B. Upon any acceleration of the principal amount due on any Senior Indebtedness or upon any distribution of all or substantially all of the assets of the Company or any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in connection with any dissolution, winding-up, total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether in bankruptcy, insolvency, receivership, arrangement or other proceedings, or upon an assignment for the benefit of creditors, or upon any other marshalling of the assets and liabilities of the Company, all principal, premium, if any, and interest due or to become due upon all Senior Indebtedness shall first be paid in full in cash before the holder of this Note shall be entitled to receive any payments for principal or interest on this Note; and upon any such acceleration, payment or distribution of assets, dissolution, winding up, total or partial liquidation, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or similar proceedings, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note, would, except for the provisions hereof, be entitled, shall be paid or delivered by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness pro rata upon the basis of the respective amounts of Senior Indebtedness held by such holders, to the extent necessary to pay all principal, premium, if any, and interest due or to be come due upon all Senior Indebtedness in full in cash (after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness) before any payment or distribution is made to the holder of this Note.

                C. Upon any such acceleration, payment or distribution of assets, dissolution, winding-up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary and whether in bankruptcy, insolvency, receivership, arrangement or other proceedings, or upon an assignment for the benefit of creditors, or upon any other marshalling of the assets and liabilities of the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which shall be received by the holder of this Note before the entire principal, premium, if any, and interest on the Senior Indebtedness shall have been paid in full in cash, shall be held in trust for the benefit of and promptly paid over to the holders of Senior Indebtedness pro rata as aforesaid, for application to the payment of Senior Indebtedness remaining unpaid until all principal, premium, if any, and interest due or to become due upon all Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                D. Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall, together with others so entitled, be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distribution of assets or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full, and no such payments or distributions applicable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of this Note, be deemed to be a payment of the Company to or on account of this Note.

                E. Notwithstanding the foregoing provisions of this Note, the holder of this Note shall be entitled to receive shares of the stock or other securities of the Company issued as part of a reorganization or readjustment of securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that such stock is subordinated at least to the same extent as this Note to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment.

          1.2. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holder of the Note on the other hand, and nothing herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or under this Note upon default hereunder, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

          The term "Senior Indebtedness" shall mean the principal of, and premium, if any, and interest (including interest accruing following the filing of any bankruptcy action by or against the Company) on, and attorney's fees, court costs and any other sums related to, indebtedness or any guarantee of indebtedness, whether outstanding at the date of original execution of this Note or thereafter incurred, created or assumed, of the Company or any of its subsidiaries or affiliates for money borrowed by the Company or any such subsidiary or affiliate from any bank or other institutional financing organization. For the purposes hereof, "Senior Indebtedness" shall be deemed to include without limitation all indebtedness of the Company to Southwest Bank of Texas, N.A., and any extensions, renewals, modifications or replacements of such indebtedness.


                                  ARTICLE II
                                  ----------

                               Investment Intent
                               -----------------

          2.1.  The holder of this Note warrants, represents and agrees that the
Note is being acquired by the holder for the holder's own account and interest for investment and not with a view to resale or distribution; that it is the holder's present intention to continue to hold such Note for investment; and that the holder will not sell or otherwise dispose of this Note (a) unless a registration statement under the Securities Act of 1933 covering this Note is in effect, or (b) unless the availability of an exemption from registration for the proposed distribution of this Note is established to the satisfaction of counsel for the Company.


                                  ARTICLE III
                                  -----------

                            Covenant of the Company
                            -----------------------

          3.1 So long as any indebtedness remains outstanding under the Subordinated Notes (as defined in Section 5.2), the Company shall not incur Senior Indebtedness in excess of an aggregate of $10,000,000.


                                  ARTICLE IV
                                  ----------

                               Events of Default
                               -----------------

          Each of the following shall constitute an event of default under this
Note:

          4.1.  Failure to Make Payments.  The failure of the Company to make
                ------------------------
when due any principal or interest payment upon this Note.

          4.2.  Breach of Covenants.  The failure of the Company to comply with
                -------------------
any covenant contained herein.

          4.3.  Defaults on Other Obligations.  The occurrence of any default by
                -----------------------------
the Company under any note, loan or other agreement for borrowed money not cured within any applicable grace period therein provided.

          4.4.  Certain Events.
                --------------

                     (a) The Company shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company in any involuntary case under such Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                     (b) a proceeding or case shall be commenced against the Company in any court of competent jurisdiction for the (i) winding up, or composition or readjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, (iii) similar relief in respect of the Company under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days, or an order for relief against the Company shall be entered in an involuntary case under such Bankruptcy Code.

          Upon the occurrence of an event of default as defined above, the balance of principal of and all accrued interest upon this Note shall become immediately due and payable without demand, presentation or notice of any kind.


                                   ARTICLE V
                                   ---------

                                 Miscellaneous
                                 -------------

          5.1.  Prepayment.  The Company may prepay any amount of principal due
                ----------
and owing on this Note, together with accrued interest on the amount so prepaid, at any time without premium or penalty.

          5.2.  Allocation Among Noteholders.  The Company is issuing other 7%
                ----------------------------
Subordinated Promissory Notes contemporaneously with the issuance of this Note. Such other Notes have or will have terms (except for the amount) which are identical to the terms of this Note. Such other Notes and this Note are referred to collectively as the "Subordinated Notes." Unless agreed to by the holders of all of the Subordinated Notes, or pursuant to a court order, the Company shall not repurchase or make any payment of principal or interest under any Subordinated Note unless it contemporaneously makes a proportionate repurchase or payment for the same purpose under all of the other Subordinated Notes.

          5.3.  Amendments; Modifications.  The terms of the Subordinated Notes
                --------------------------
may not be amended or modified in any manner without the consent of the holders of at least 65% of the then outstanding principal amount of the Subordinated Notes and any such amendment or modification shall be effective as to all of the then outstanding Subordinated Notes.

          5.4.  Notices.  Any notice or other communication given hereunder,
                -------
whether to the Company or the holder of this Note, shall be given by certified mail, return receipt requested, to the address as designated by the Company or the holder of this Note.

          5.5.  Governing Law.  This Note shall be governed by the laws of the
                -------------
State of Texas.

          IN WITNESS WHEREOF, FUTRONIX CORPORATION has caused this Note to be executed and signed as of the day and year first above written.

                                   FUTRONIX CORPORATION


                                   By:_________________________________
                                      Name:
                                      Title: